TMSF Holdings, Inc. Announces Appointment of Daniel M. Rood as Chief Financial Officer

Los Angeles - May 12, 2006 --TMSF Holdings, Inc. (OTC BB: TMFZ) announced today that Daniel M. Rood has been named Chief Financial Officer of the Company.

Mr. Rood has over 30 years of experience in the financial services industry, having served as Chief Financial Officer at Equitable Bank and VP of accounting at Standard Federal Savings Bank, a $5 billion financial institution.

Mr. Rood was previously Managing Director at Kemper Securities (a wholly owned subsidiary of Kemper Insurance), where for over 10 years he managed and was responsible for the investment banking functions of the Financial Institutions, Mortgage Finance and Structured Finance groups. Additionally, Mr. Rood represented Kemper Securities as President and Director of five Kemper Corporation subsidiaries, including President and CEO of Kemper Mortgage Corporation.

Mr. Rood has been involved in all phases of the capital markets, including securitizations and cross-border securitizations, as well as equity, public and private debt placements, and was heavily involved in mergers/acquisitions advisory capacities. Most recently, Mr. Rood was President of Security Pacific Credit Corporation, a wholly owned subsidiary of Security Pacific Bancorp in Los Angeles, CA.

“TMSF has an established growth record in the mortgage industry in a variety of difficult interest rate environments. It is this ability to grow and prosper in these challenging market environments that attracted me to TMSF. I look forward to working with TMSF Holdings and becoming an integral part of the management team,” Mr. Rood said of his appointment.

Raymond Eshaghian, CEO of TMSF Holdings, Inc., commented, “We are very pleased to have someone of Mr. Rood’s stature join our management team in this capacity. He brings TMSF Holdings a substantial depth of knowledge in the mortgage and financial services industries. His capital markets and mergers/acquisitions experience will provide needed expertise to our management team as we execute and manage our growth strategies. We anticipate that his experience will play an important role as we expand our operations and move into a more sophisticated capital markets environment.”

Masoud Najand will remain with the Company in the position of Controller.

About TMSF Holdings

TMSF Holdings, Inc. is a financial holding company that through its wholly owned subsidiary, The Mortgage Store Financial, Inc., is engaged in nationwide mortgage banking. The goal of The Mortgage Store Financial, Inc. is to become a national leader in the mortgage banking industry by continuing to expand its geographical coverage and maximizing the volume of business from existing clients while adopting innovative processes to improve its profitability.

REIT Conversion

In September, 2005, TMSF Holdings, Inc.’s Board of Directors approved a plan to restructure its business operations to allow it to qualify and elect to be taxed as a real estate investment trust, or a REIT. The plan is subject to final Board approval of certain legal, accounting and financial matters as well as shareholder approval.

Information Regarding Forward Looking Statements

Certain statements contained in this news release may be deemed to be forward-looking statements under federal securities laws and TMSF intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to the expectation that TMSF will complete the reorganization and qualify to make the REIT election. TMSF cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, (i) the condition of the U.S. economy and financial system, (ii) the stability of residential property values, (iii) the potential effect of new state or federal laws or regulations, (iv) the effect of increasing competition in TMSF sector, (v) the interest rate environment, (vi) TMSF’s ability to maintain adequate financing facilities, (vii) the receipt of final Board approval of relevant legal, accounting and financial matters and shareholder approval of the REIT conversion and related matters and (viii) the risks identified in the Company’s Information Statement/Prospectus filed with the Securities and Exchange Commission on Form S4, and the Annual Report on Form 10-K for the year ended December 31, 2005 and its other periodic filings with the Securities and Exchange Commission. TMSF assumes no obligation to update the forward-looking statements contained in this news release.

For further information, please contact:

TMSF Holdings, Inc. 707 Wilshire Blvd. Suite 2600 Los Angeles, CA 90017 (213) 234 2400 (213) 234 2800 Fax Contact: Daniel M. Rood, CFO	CCG Investor Relations and Strategic Communications 10960 Wilshire Blvd. Suite 2050 Los Angeles CA 90024 (310) 231 8600 ext. 202 (310) 231 8663 Fax Contact: Sean Collins, Senior Partner